Exhibit 4.1

WARRANT HOLDER:GLENN LAKEN

NUMBER OF WARRANT SHARES: 40,000,000

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION, AND MAY NOT BE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

IN ADDITION, THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED OR ENCUMBERED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY TO SUCH PROPOSED SALE, PLEDGE, TRANSFER OR ENCUMBRANCE AND TO THE PROPOSED ASSIGNEE, PLEDGEE OR TRANSFEREE.

No. W-1

Issuance Date: April 7, 2014

CMG HOLDINGS GROUP, INC.

Common Stock Purchase Warrant

CMG Holdings Group, Inc., a Nevada corporation, for value received, hereby grants to the holder as indicated at the beginning of this Warrant, its successors and permitted assigns (collectively, the "Holder"), this right (the "Warrant"), subject to the terms set forth below, to purchase at the purchase price per share as defined in Section 2.1 below (the "Purchase Price"), up to that number of Shares (defined below), subject to adjustment as herein provided (such total number of Shares that may be purchased hereunder being referred to herein as the "Warrant Shares").  This Warrant is not subject to any vesting period and may be exercised in full or in part at any time in accordance with the provisions below.

1. Definitions.  As used herein, the following terms, unless the context otherwise requires, have the following respective meanings:

1.1. "Company" shall mean CMG Holdings Group, Inc., a Nevada corporation, and, unless otherwise noted to the contrary, any company which shall succeed to, by merger, consolidation or similar arrangement of the Company's and assume the obligations of CMG Holdings Group, Inc. hereunder.

1.2. "Other Securities" refers to any stock (other than the Shares) and other securities of the Company or any other person (corporate or otherwise) that the Holder at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Shares, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Shares.

1.3. "Shares" means (a) the Company's Common Stock, par value $.001, as authorized on the date of this Warrant and (b) if the class of securities described in (a) shall cease to be issued and outstanding, securities of the same class issued in exchange for or in respect of the securities described in (a) pursuant to a plan of merger, consolidation, recapitalization or reorganization, the sale of substantially all of the Company's assets or a similar transaction.

2. Exercise of Warrant.

2.1. Purchase Price.  The Warrant may be exercised, subject to the terms specified herein, at the purchase price of $0.0155 per Share (the "Purchase Price").

2.2. Exercise Period.  The Warrant may be exercised (the "Exercise Period") at any time from the date of grant to and including the fifth anniversary of the Issuance Date (the “Expiration Date”).

2.3. Shares.  The number of shares subject to this warrant is forty million (40,000,000), subject to the terms specified herein.

2.4. Exercise in Full.  Subject to the limitations stated above, this Warrant may be exercised in full at the option of the Holder by surrender of this Warrant, with the form of subscription at the end hereof duly executed by the Holder, to the Company at its principal office in the United States, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of Shares for which this Warrant may be exercised by the Purchase Price.

2.5. Partial Exercise.  This Warrant may be exercised in part by surrender of this Warrant in the manner and at the place provided in subsection 2.4 along with payment in the amount determined by multiplying (a) the number of Shares designated by the holder in the subscription at the end hereof by (b) the Purchase Price.  On any such partial exercise, the Company at its expense will forthwith issue and deliver to or upon the order of the Holder a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of Shares for which such Warrant or Warrants may still be exercised.

2.6. Cashless Exercise. If at any time this Warrant is exercised following the one year anniversary of the date of issuance of this Warrant, but before the Expiration Date and on the Trading Day immediately preceding the Holder’s delivery of an Exercise Notice in respect of such exercise, a registration Statement (as defined covering the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”) is not available for the resale of such Unavailable Warrant Shares, the Holder of this Warrant also may exercise this Warrant as to any or all of such Unavailable Warrant Shares and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate Exercise Price, elect instead to receive upon such exercise a reduced number of shares of Common Stock (the “Net Number”) determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised in a Cashless Exercise.

B= the Market Price on the Trading Day immediately preceding the date of the Exercise Notice.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

There cannot be a Cashless Exercise unless “B” exceeds “C.”

For the purpose of this Warrant, the term “Trading Day” means (x) if the Common Stock is not listed on the NYSE Euronext or NYSE AMEX but sale prices of the Common Stock are reported on Nasdaq Global Market, Nasdaq Global Select Market, Nasdaq Capital Market, OTC Market Group Inc.’s OTCQB Marketplace or another automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, (y) if the Common Stock is listed on the NYSE Euronext or NYSE AMEX, a day on which there is trading on such stock exchange, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

3. Delivery of Share Certificates on Exercise.

3.1. As soon as practicable after the exercise of this Warrant in full or in part, the Company, at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable Shares (or Other Securities) to which the Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current market value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which the Holder is entitled upon such exercise pursuant to Section 2 or otherwise.

4. Covenants as to Shares.

4.1. Issuance of Shares upon Exercise.  All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.  The Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of its Shares to provide for the exercise of the rights represented by this Warrant.

4.2. Restrictions on Transfer.  Holder represents to the company that it is acquiring the Warrants for its own investment account and without a view to the subsequent public distribution of the Warrants or Shares otherwise than pursuant to an effective registration statement under the Securities Act.  Each Warrant and each certificate for Shares issued to the Holder and any subsequent holder that have not been sold to the public pursuant to an effective registration statement under the Securities Act or as to which the restrictions on transfer have not been removed as hereinafter provided, shall bear a restrictive legend reciting that the same have not been registered pursuant to the Securities Act and may not be transferred in the absence of an effective registration statement under the Securities Act, the holder thereof shall give written notice to the Company of its intention to effect such transfer.  Each such notice shall describe the manner of the proposed transfer and shall be accompanied by an opinion of counsel experienced in federal securities laws matters and reasonably acceptable to the company and its counsel to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon, the holder of such Registrable Common Stock shall be entitled to transfer such securities in accordance with the terms of its notice and such opinion.  Restrictions imposed under this Section 4 upon the transferability of the Warrants or of Shares shall cease when:

(a) a registration statement covering such Shares becomes effective under the Securities Act, or

(b) the Company receives from the holder thereof an opinion of counsel experienced in federal securities laws matters, which counsel shall be reasonably acceptable to the Company, that such restrictions are no longer required in order to insure compliance with the Securities Act.

5. Adjustment for Reorganization, Consolidation or Merger.

5.1. Reorganization, Consolidation or Merger.  If at any time or from time to time, the Company shall (a) effect a  plan of merger, consolidation, recapitalization or reorganization or similar transaction with a corporation (the "Acquiror") whereby the shareholders of the Company will exchange their shares of the Company for the shares of the parent corporation of the Acquiror, or (b) transfer all or substantially all of its properties or assets to any other person, under any plan or arrangement contemplating the dissolution of the Company (which along with any transactions set forth in (a) hereof shall be an "Extraordinary Transaction"), then, in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 2 at any time after the  completion of any Extraordinary Transaction shall receive, such Shares or Other Securities and property (including cash) to which such holder would have been entitled in any Extraordinary Transaction as if such holder had so exercised this Warrant, immediately prior thereto.

5.2. Dissolution.  If the Company dissolves following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered to the Holder the stock and other securities and property (including cash, where applicable) receivable by the Holder after the effective date of such dissolution pursuant to this Section 5.

5.3. Continuation of Terms.  Upon any Extraordinary Transaction, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the securities, Shares and Other Securities and property receivable on the exercise of this Warrant after the consummation of reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, any Extraordinary Transaction and shall be binding upon the party or parties to the Extraordinary Transaction and their successors, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 7.

6. Adjustments for Other Events.

6.1. Changes in Capital Structure.  If the Company shall (a) issue additional Shares as a dividend or other distribution on outstanding Shares, (b) subdivide its outstanding Shares, or (c) combine its outstanding Shares into a smaller number of Shares, then, in each such event, the Shares immediately prior to such event shall, simultaneously with the happening of such event, be adjusted by multiplying the Warrant Shares by a fraction, the numerator of which shall be the total number of Shares issued and outstanding immediately after such event and the denominator of which shall be the total number of Shares issued and outstanding immediately prior to such event, and the product so obtained shall thereafter be the Warrant Shares then in effect.  The Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 6.  After any such event specified in this subsection 6.1, the original Purchase Price shall continue to apply to any exercise of the Warrant, except that the Purchase Price shall be adjusted in any such event by multiplying the Purchase Price by a fraction the numerator of which shall be the total number of Shares issued and outstanding immediately before such event and the denominator of which shall be the total number of shares issued and outstanding immediately after such event, provided, however, the Warrant Shares shall not be issued at a discount from the par value stated in the Company's Articles of Incorporation.

7. Notices of Record Date, etc.  In the event of:

7.1. any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

7.2. any merger, consolidation or capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company any other person, or

7.3. any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (a) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and (b) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Shares (or Other Securities) shall be entitled to exchange their Shares (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up.  Such notice shall be mailed at least 10 days prior to the date specified in such notice on which any such action is to be taken.

8. Transfers.

8.1. The Warrants are not transferable, in whole or in part, without compliance with the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws.

8.2. Subject to subsection 8.1, this Warrant, or any portion hereof, may be transferred by the Holder's execution and delivery of the form of assignment attached hereto along with this Warrant.  Any transferee shall be required, as a condition to the assignment, to deliver all such documentation as the Company deems appropriate.  However, until such assignment and such other documentation are presented to the Company at its principal offices in the United States, the Company shall be entitled to treat the registered holder hereof as the absolute owner hereof for all purposes.

8.3. Upon a transfer of this Warrant in accordance with this Section 8, the Company, at its expense, will issue and deliver to or on the order of the Holder a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the Shares called for on the face or faces of the Warrant or Warrants so surrendered.  If this Warrant is divided into more than one Warrant, or if there is more than one Holder thereof, all references herein to "this Warrant" shall be deemed to apply to the several Warrants, and all references to "the Holder" shall be deemed to apply to the several Holders, except in either case to the extent that the context indicates otherwise.

8.4. To the extent the Holder is a party to the Registration Rights Agreement, the Warrants issued hereunder shall be subject to the transfer restrictions and other provisions set forth therein.

9. Replacement of Warrants.

9.1. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

10. Notices.

10.1.   All notices required hereunder shall be deemed to have been given and shall be effective only when personally delivered or sent by Federal Express, DHL or other express delivery service or by certified or registered mail to the address of the Company's principal office in the United States as follows:

CMG Holdings Group, Inc.

875 North Michigan Avenue

Chicago, IL 60611

in the case of any notice to the Company, and until changed by notice to the Company, to the address of the Holder set forth above in the case of any notice to the Holder.

11. Miscellaneous.

11.1. This Warrant and any term hereof may be changed, waived, discharged or terminated, other than on expiration, only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.  This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Nevada.  The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.  This Warrant embodies the entire agreement and understanding between the Company and the other parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

CMG HOLDINGS GROUP, INC.

By:
Jeffrey Devlin, Chief Financial Officer

FORM OF SUBSCRIPTION

(To be signed only on exercise of Warrant)

TO CMG HOLDINGS GROUP, INC.:

The undersigned, the holder of the attached Warrant, hereby irrevocably elects to exercise such Warrant for, and to purchase thereunder, __________ Shares (as defined in the attached Warrant) and herewith makes payment of $___________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to _____________________, whose address is ___________________________________.

Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

___________________________

___________________________

Dated: _____________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

(Address)

FORM OF ASSIGNMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto ______________________________________________ whose address is ________________________________________________________the right represented by the attached Warrant to purchase _____________ Shares (as defined in the Warrant Agreement governing the attached Warrant) to which the within Warrant relates, and appoints __________________________ Attorney to transfer such right on the books of ____________________________ with full power of substitution in the premises.

Dated: _____________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

(Address)

Signature Guaranteed:  ___________________________________________

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.